Exhibit 15.1

KPMG Auditores Independentes Ltda.

Rua do Passeio, 38, setor 2, 17º andar - Centro

20021-290 - Rio de Janeiro - RJ

Caixa Postal 2888 - CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 2207-9400, Fax +55 (21) 2207-9000

www.kpmg.com.br

June 26, 2023

Petróleo Brasileiro S.A. - Petrobras

Av. Henrique Valadares, 28

20231-030 Rio de Janeiro—RJ

Petrobras Global Finance B.V.
Weena 798C, 23rd floor

3014 DA Rotterdam
Rotterdam, The Netherlands

Re: Registration Statement Nos. 333-261817 and 333-261817-01 (the “Registration Statements”)

With respect to the Registration Statements of Petróleo Brasileiro S.A. – Petrobras and Petrobras Global Finance B.V., we acknowledge our awareness of the use and incorporation by reference therein of our report dated May 11, 2023 related to our review of the interim financial information of Petróleo Brasileiro S.A.

Pursuant to Rule 436 under the U.S. Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes Ltda.
KPMG Auditores Independentes Ltda.
Rio de Janeiro, Brazil